UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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PARAMOUNT GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARAMOUNT GROUP, INC.

1633 Broadway, Suite 1801

New York, New York 10019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on May 21, 2015

Dear Stockholder:

You are invited to attend the 2015 annual meeting of stockholders of Paramount Group, Inc., a Maryland corporation, which will be held on Thursday, May 21, 2015, at 12:00 p.m., local time, at the New York Hilton Midtown, 1335 Avenue of the Americas, New York, New York. The annual meeting will be held for the following purposes:

1.	To elect the seven director nominees named in the proxy statement to serve on our Board of Directors until our next annual meeting of stockholders and until their successors are duly elected and qualified; and

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

In addition, stockholders may be asked to consider and vote upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned, or to which the annual meeting may be postponed.

Our Board of Directors has fixed the close of business on March 23, 2015 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.

We make proxy materials available to our stockholders on the Internet. You can access proxy materials at http://www.proxyvote.com. You also may authorize your proxy via the Internet or by telephone by following the instructions on that website. In order to authorize your proxy via the Internet or by telephone you must have the stockholder identification number that appears on the enclosed proxy card.

By Order of our Board of Directors,

Gage Johnson Senior Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for

the Stockholder Meeting to be Held on May 21, 2015.

This proxy statement and our 2014 Annual Report to Stockholders are available at http://www.proxyvote.com

New York, New York

April 8, 2015

Whether or not you plan to attend the annual meeting, please complete, sign, date and promptly return your proxy card or authorize your proxy by telephone or the Internet. For specific instructions on voting, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record. If you attend the annual meeting, you may vote in person if you wish, even if you have previously returned your proxy card. Please note that if your shares are held of record by a bank, broker or other nominee and you wish to vote in person at the annual meeting, you must obtain a proxy issued in your name from such bank, broker or other nominee.

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PARAMOUNT GROUP, INC.

1633 Broadway, Suite 1801

New York, New York 10019

PROXY STATEMENT

FOR OUR 2015 ANNUAL MEETING OF STOCKHOLDERS

to be held on May 21, 2015

These proxy materials are being made available in connection with the solicitation of proxies by the Board of Directors, or the Board, of Paramount Group, Inc., a Maryland corporation, for use at our 2015 annual meeting of stockholders to be held on Thursday, May 21, 2015, at 12:00 p.m., local time, at the New York Hilton Midtown, 1335 Avenue of the Americas, New York, New York, or at any postponement or adjournment of the annual meeting. References in this proxy statement to “we,” “us,” “our,” “ours,” and the “Company” refer to Paramount Group, Inc., unless the context otherwise requires. Distribution of this proxy statement and a proxy card to stockholders is scheduled to begin on or about April 8, 2015, which is also the date by which these materials will be posted.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the annual meeting?

Holders of record of our common stock, $0.01 par value per share, at the close of business on March 23, 2015, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the annual meeting. If you are a holder of record of our common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Stockholders do not have the right to cumulate voting for the election of directors.

What is the purpose of the annual meeting?

At the annual meeting, you will be asked to vote on the following proposals:

•

Proposal 1: the election of the seven director nominees named in this proxy statement to serve on our Board until our next annual meeting of stockholders and until their successors are duly elected and qualified; and

•	Proposal 2: the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

You also may be asked to consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

What constitutes a quorum?

The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of any business at the annual meeting. As of the record date, there were 212,106,718 shares outstanding and entitled to vote at the annual meeting.

Each share of common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the annual meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on a particular matter, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

What vote is required to approve each proposal?

In respect of Proposal 1, a director is elected if he or she receives more votes for his or her election than votes against his or her election. Under our Corporate Governance Guidelines, any director who fails to be elected by a majority vote in an uncontested election is required to tender his or her resignation to the Board, subject to acceptance. Our Nominating and Corporate Governance Committee is required to make a recommendation to the Board with respect to the resignation. The Board is required to take action with respect to this recommendation and to disclose its decision and, if applicable, the Board’s reasons for rejecting the tendered resignation. The policy is described more fully below under the caption “Corporate Governance Matters—Annual Elections; Majority Voting.” Abstentions and broker non-votes with respect to Proposal 1 will have no effect on the election of directors.

A majority of all of the votes cast at the annual meeting at which a quorum is present is required for approval of Proposal 2. In respect of this proposal, abstentions and broker non-votes will have no effect on the votes for this proposal.

Can I change my vote after I submit my proxy card?

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

•	filing a written notice revoking the proxy with our Secretary at our address;

•	properly submitting to us a proxy with a later date; or

•	appearing in person and voting by ballot at the annual meeting.

If you attend the annual meeting, you may vote in person whether or not you previously have given a proxy, but your presence (without further action) at the annual meeting will not constitute revocation of a previously given proxy. Unless you have received a legal proxy to vote the shares, if you hold your shares through a bank, broker or other nominee, that is, in “street name,” only that bank, broker or other nominee can revoke your proxy on your behalf.

You may revoke a proxy for shares held by a bank, broker or other nominee by submitting new voting instructions to the bank, broker or other nominee or, if you have obtained a legal proxy from the bank, broker or other nominee giving you the right to vote the shares at the annual meeting, by attending the annual meeting and voting in person.

How do I vote?

Voting in Person at the Annual Meeting. If you hold your shares in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A., and attend the annual meeting, you may vote in person at the annual meeting. If your shares are held by a bank, broker or other nominee, that is, in “street name,” and you wish to vote in person at the annual meeting, you will need to obtain a “legal proxy” from the bank, broker or other nominee that holds your shares of record.

Voting by Proxy. If your shares are registered directly in your name with our transfer agent, the Notice of Internet Availability of Proxy Materials, or Proxy Notice, was sent directly to you by us. In that case, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

Vote online. You can access proxy materials and vote at www.proxyvote.com. To vote online, you must have a stockholder identification number provided in the Proxy Notice.

Vote by telephone. If you received printed materials, you also have the option to vote by telephone by following the “Vote by Phone” instructions on the proxy card.

Vote by regular mail. If you received printed materials and would like to vote by mail, then please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Proxy Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. You should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form for this purpose.

Even if you plan to attend the annual meeting, we recommend that you submit a proxy to vote your shares in advance so that your vote will be counted if you later are unable to attend the annual meeting.

How is my vote counted?

If you authorize your proxy to vote your shares electronically via the Internet or by telephone, or, if you received a proxy card by mail and you properly marked, signed, dated and returned it, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, your shares will be voted “for” the election of the nominees for the directors named in this proxy statement and “for” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. It is not anticipated that any matters other than those set forth in this proxy statement will be presented at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, since no stockholder proposals or nominations were received on a timely basis and not withdrawn, no such matters will be brought to a vote at the annual meeting.

How does the Board recommend that I vote on each of the proposals?

The Board recommends that you vote:

•

FOR Proposal 1: the election of Albert Behler, Thomas Armbrust, Dan Emmett, Lizanne Galbreath, Peter Linneman, David O’Connor and Katharina Otto-Bernstein as directors to serve on our Board until our next annual meeting of stockholders and until their successors are duly elected and qualified; and

•	FOR Proposal 2: the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

What other information should I review before voting?

Our 2014 annual report, including our consolidated financial statements for the fiscal year ended December 31, 2014, is being made available to you along with this proxy statement. You may obtain, free of charge, copies of our 2014 annual report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which contains additional information about the Company, on our website at www.paramount-group.com or by directing your request in writing to Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019, Attention: Investor Relations. The 2014 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission, or SEC.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of the Board. We will pay the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone. No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

Why didn’t I automatically receive a paper copy of the proxy statement, proxy card and annual report?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the Internet. Accordingly, rather than paper copies of our proxy materials, we are sending a Proxy Notice to our stockholders.

How can I receive electronic access to the proxy materials?

The Proxy Notice includes instructions on how to access our proxy materials over the Internet at www.proxyvote.com and how to request a printed set of the proxy materials by mail or an electronic set of materials by e-mail.

In addition, stockholders may request to receive future proxy materials in printed form, by mail or electronically by e-mail on an ongoing basis. Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the environmental impact of the annual meeting. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it.

No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and the representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board currently consists of seven members each serving for a term of one year and until their successors are duly elected and qualified. Their term expires at each annual meeting of stockholders. Our charter and bylaws provide that a majority of the entire Board may at any time increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the Maryland General Corporation Law which is one and, unless our bylaws are amended, more than nine.

At the 2015 annual meeting, all of the directors will be elected to serve until the 2016 annual meeting and until their successors are duly elected and qualified. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Albert Behler, Thomas Armbrust, Dan Emmett, Lizanne Galbreath, Peter Linneman, David O’Connor and Katharina Otto-Bernstein to serve as directors. Each of these nominees is a current director of the Company. The Board anticipates that each nominee will serve, if elected, as a director. However, if any nominee is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as the Board may select.

Our bylaws provide for majority voting in uncontested director elections. Pursuant to our bylaws, in an uncontested election a director is elected if he or she receives more votes for his or her election than votes against his or her election. Under our Corporate Governance Guidelines, any director who fails to be elected by a majority vote in an uncontested election is required to tender his or her resignation to our Board, subject to acceptance. Our Nominating and Corporate Governance Committee will make a recommendation to our Board on whether to accept or reject the resignation, or whether other action should be taken. Our Board will then act on our Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualified. The director who tenders his or her resignation will not participate in our Board’s decision.

We will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes, if any, will have no effect on this proposal.

The Board unanimously recommends that you vote FOR each of its director nominees.

Information Regarding the Director Nominees

The following table and biographical descriptions set forth certain information with respect to each nominee for election as a director at the 2015 annual meeting, based upon information furnished by each director. The biographical information includes the specific experience, qualifications, attributes and skills that led to the conclusion by our Board that such person should serve as a director.

Name	Age	Position
Albert Behler	63	Chairman, Chief Executive Officer and President
Thomas Armbrust	62	Director
Dan Emmett	75	Director
Lizanne Galbreath	57	Director
Peter Linneman	64	Director
David O’Connor	51	Director
Katharina Otto-Bernstein	50	Director

Albert Behler—63—has been our Chairman, Chief Executive Officer and President since 2014. Mr. Behler joined our management company in October 1991 as President and Chief Executive Officer, where he oversaw all of the acquisitions and dispositions that produced our current portfolio of assets. Prior to joining our management company, Mr. Behler held various leadership positions in the Thyssen entities, a German multinational conglomerate that he joined in 1973. He ran Thyssen Saudia Company, Ltd as Managing Director and was President of Thyssen Rheinstahl in Atlanta, Georgia from 1985 to 1991. In his positions with the Thyssen entities, Mr. Behler was responsible for, among other duties, the acquisition, financing, development and disposition of more than ten million square feet of commercial real estate in various countries. Mr. Behler’s board and association memberships presently include serving as a member of the Real Estate Roundtable, Washington, D.C.; a member of the Board of Governors of the Real Estate Board of New York; a member of the Urban Land Institute; a member of the American Council on Germany’s Business Advisory Committee; a member of the Board of Citymeals-on-Wheels; and a member of the Board of Trustees at The Arthur F. Burns Fellowship. Mr. Behler is also a former member of the Executive Committee of Greenprint Foundation and a former Chairman of the Association of Foreign Investors in Real Estate (AFIRE). Mr. Behler studied law at the University of Cologne and graduated from Georgia State University with a Master’s degree in Business Administration.

Thomas Armbrust—62—has been a member of our Board since 2014. Mr. Armbrust has been the Managing Director of CURA Vermögensverwaltung, a real estate management firm, since 1992. From 1985 to 1992, Mr. Armbrust was Vice President Tax, Accounting, Reporting and M&A of Gruner & Jahr Publishing Group, Hamburg. Prior to that, Mr. Armbrust held various other finance positions since 1977. Mr. Armbrust serves as a member of the supervisory board of Deutsche EuroShop AG, a public German real estate stock company, as a member of the supervisory board of Otto Versand, an international retailer, and as chairman of the supervisory board of ECE Projektmanagement, an international shopping center manager and developer. Mr. Armbrust also serves as a director of certain of the entities comprising our predecessor entities and their affiliates. Mr. Armbrust studied national economics and received his Masters of Economics from the University of Mainz. Mr. Armbrust was selected to serve on our Board based on his extensive experience in the real estate industry, his background in finance and his extensive knowledge of the Company.

Dan Emmett—75—has been a member of our Board since 2014. Mr. Emmett has served as the chairman of the board of directors of Douglas Emmett, Inc., a publicly-traded high-quality office and multifamily property REIT, since its inception in 2006. Mr. Emmett co-founded the predecessors of Douglas Emmett, Inc. in 1971 and 1991. Mr. Emmett received his bachelor’s degree from Stanford University and his Juris Doctorate from Harvard University. Mr. Emmett was selected to serve on our Board based on his extensive experience in the real estate industry as well as his senior leadership background.

Lizanne Galbreath—57—has been a member of our Board since 2014. Ms. Galbreath has been the Managing Partner of Galbreath & Company, a real estate investment firm, since 1999. From April 1997 to 1999, Ms. Galbreath was Managing Director of LaSalle Partners/Jones Lang LaSalle, a publicly-traded real estate services and investment management firm, where she also served as a director. From 1984 to 1997, Ms. Galbreath served as a Managing Director, then Chairman and Chief Executive Officer, of The Galbreath Company, the predecessor entity of Galbreath & Company. Ms. Galbreath has also been a member of the board of directors of Starwood Hotels & Resorts Worldwide, Inc., a publicly-traded hotel and leisure company, since 2005. Ms. Galbreath received a Masters of Business Administration from The Wharton School at the University of Pennsylvania and a Bachelor of Arts from Dartmouth College. Ms. Galbreath was selected to serve on our Board based on her extensive experience in the real estate industry as well as her senior leadership background.

Peter Linneman—64—has been a member of our Board since 2014. From 1979 to 2011, Dr. Linneman was a Professor of Real Estate, Finance and Public Policy at the University of Pennsylvania, Wharton School of Business and is currently an Emeritus Albert Sussman Professor of Real Estate there. Dr. Linneman is also currently a principal of Linneman Associates, a real estate advisory firm, and a principal of American Land Funds, a private equity firm. Dr. Linneman has served on over 20 public and private company boards, including serving as Chairman of the Board of Rockefeller Center Properties, Inc., a REIT, and Dr. Linneman serves as a member on the board of trustees of Equity Commonwealth (formerly known as CommonWealth REIT), a publicly-traded REIT, and as a member of the board of directors of Equity One, Inc., a publicly-traded REIT. Dr. Linneman is also currently serving as an independent director of Atrium European Real Estate Ltd. and AG Mortgage Investment Trust, Inc., a publicly-traded REIT. Dr. Linneman previously served as a director of

Bedford Property Investors, Inc. and JER Investors Trust, Inc., a finance company that acquires real estate debt securities and loans. Dr. Linneman holds both Masters and Doctorate degrees in economics from the University of Chicago and a Bachelor of Arts degree from Ashland University. Dr. Linneman was selected to serve on our Board based on his experience over many years in financial and business advisory services and investment activity and his experience as a member of numerous public and private boards, including many real estate companies.

David O’Connor—51—has been a member of our Board since 2014. Mr. O’Connor is a private investor and Managing Partner of High Rise Capital Partners, LLC, and was the co-founder and senior Managing Partner of High Rise Capital Management, L.P., a New York-based real estate securities hedge fund manager that operated from 2001 to 2011. From 1994 to 2000, he was a principal, co-portfolio manager and investment committee member of European Investors, Inc., a real estate securities investment advisory firm. Mr. O’Connor serves in various positions at real estate investment firms. He is a member of the boards of Prologis, Inc., a publicly-traded REIT focused on industrial logistics and real estate globally; Regency Centers Corporation, a publicly-traded REIT that specializes in neighborhood shopping centers; and is the Non-Executive Co-Chairman of HighBrook Investment Management, LP, a real estate private equity firm. He also serves on the executive committee of the Zell/Lurie Real Estate Center at the Wharton School of the University of Pennsylvania. Mr. O’Connor received a Master of Science in real estate from New York University and a Bachelor of Science from the Carroll School of Management at Boston College, where he serves as a Trustee. Mr. O’Connor was selected to serve on our Board based on his extensive investment management experience in the real estate industry.

Katharina Otto-Bernstein—50—has been a member of our Board since 2014. Ms. Otto-Bernstein is an award winning writer and film maker, who began her career as a journalist. Currently, she is the President of Film Manufacturers Inc., an international production company specializing in the development, production and co-production of high quality fiction and non-fiction motion pictures, as well as selected works for stage and print, a position which she has held since 1992. Ms. Otto-Bernstein is also a principal owner of ECE Projektmanagement, an international shopping center manager and developer, and a member of the board of directors of CURA Vermögensverwaltung, a real estate management firm. Ms. Otto-Bernstein is a member of the Dean’s Council of the Columbia University School of the Arts and was awarded the Columbia University Alumni Medal of Achievement in 2009. She is also a member of the board of directors of the Metropolitan Opera and of the International Council of the Guggenheim Museum and served for ten years on the board of the Wildlife Conservation Society. Ms. Otto-Bernstein received a Bachelor of Arts from Columbia College in philosophy and political science and a Masters of Fine Arts in film from Columbia University. Ms. Otto-Bernstein was selected to serve on our Board based on her significant ownership interest in the Company and experience in the real estate industry.

Biographical Information Regarding Executive Officers Who Are Not Directors

As of the date of this proxy statement, our executive officers who are not directors are as follows:

Name	Age	Position
Michael Walsh	48	Executive Vice President, Chief Financial Officer and Treasurer
Jolanta Bott	63	Executive Vice President, Operations and Human Resources
Daniel Lauer	52	Executive Vice President, Chief Investment Officer
Theodore Koltis	46	Executive Vice President, Leasing
Ralph DiRuggiero	64	Senior Vice President, Property Management
Gage Johnson	53	Senior Vice President, General Counsel and Secretary
Vito Messina	52	Senior Vice President, Asset Management
Wilbur Paes	37	Senior Vice President, Chief Accounting Officer

Michael Walsh—48—has been our Executive Vice President, Chief Financial Officer and Treasurer since March 2015. Before joining the Company, Mr. Walsh, 48, a veteran in the REIT industry, was the Senior Vice President, Finance and Capital Markets, at Boston Properties, Inc. where he served in various functions since

1986. While at Boston Properties, Inc. he was responsible for Boston Properties, Inc.’s financial reporting, financial analysis and tax functions and participated extensively in investor relations matters. Mr. Walsh received a Bachelor of Science degree from Eastern Nazarene College.

Jolanta Bott—63—has been our Executive Vice President, Operations and Human Resources since 2014. Ms. Bott previously served as a Senior Vice President with our management company since June 2002, responsible for all human resource matters. Prior to that, Ms. Bott held various other management positions at our management company since July 1979. Prior to joining our management company, Ms. Bott held a position in marketing and public relations at the European American Bank, where she reported directly to the Vice Chairman. Ms. Bott studied Art, Business and Psychology in Europe, Africa and Latin America, and is fluent in several languages.

Daniel Lauer—52—has been our Executive Vice President, Chief Investment Officer since 2014. Mr. Lauer previously served as a Vice President of Acquisitions at our management company since 2002 and Senior Vice President, Acquisitions and Business Development since February, 2013, overseeing the acquisition and disposition process, including due diligence and the closing of numerous transactions. Prior to that, Mr. Lauer held various other management positions at our management company since 1989. From 1985 to 1989, Mr. Lauer served in the accounting department of Turner Construction Company, a general builder and construction management firm, where he was responsible for financial reporting and budgeting for the New Jersey regional office. Mr. Lauer is a Member of the Urban Land Institute and the Samuel Zell and Robert Lurie Real Estate Center at the Wharton School, University of Pennsylvania, and an Associate Member of Association of Foreign Investors in U.S. Real Estate. Mr. Lauer graduated from Fairfield University with a Bachelor of Arts degree in Economics and from Rutgers University with a Master’s degree in Business Administration.

Theodore Koltis—46—has been our Executive Vice President, Leasing since 2014. Mr. Koltis joined our management company in December 2010 as Senior Vice President of Leasing, responsible for the leasing of our management company’s portfolio in New York, Washington, D.C. and San Francisco. Prior to joining our management company, since September 2002, Mr. Koltis served as a Managing Director at Tishman Speyer Properties, a real estate building and operating company, where he was responsible for leasing in New York, including Rockefeller Center, The Chrysler Building, 666 Fifth Avenue, and The MetLife Building. Prior to joining Tishman Speyer Properties in 2002, Mr. Koltis worked at CB Richard Ellis, a publicly-traded commercial real estate services and investment firm, in the consulting group and at Tishman Realty and Construction in their real estate consulting group specializing in tenant advisory. He is a member of both the Real Estate Board of New York and the Young Men’s/Women’s Real Estate Association of New York. Mr. Koltis graduated from Cornell University with a Bachelor of Science and received a Master’s degree in Business Administration from Columbia University.

Ralph DiRuggiero—64—has been our Senior Vice President, Property Management since 2014. Mr. DiRuggiero joined our management company in May 2001 as Vice President of Property Management where he was directly involved in all aspects of property management and security for the entire portfolio. From 1999 to 2001, Mr. DiRuggiero was Senior Vice President of Property Management and Regional Director at the Trammell Crow Company, a real estate development, investment and operations company. From 1989 to 1999, Mr. DiRuggiero served in various management roles with Jones Lang LaSalle, a publicly-traded professional services and investment management company specializing in real estate, and its affiliates and predecessors, most recently as Executive Vice President. Mr. DiRuggiero graduated from the University of Scranton with a Bachelor of Science degree and from The City University of New York (Baruch College) with a Master’s degree in Public Administration.

Gage Johnson—53—has been our Senior Vice President, General Counsel and Secretary since 2014. Mr. Johnson joined our management company in May 2009 as General Counsel. Previously, since 2005, Mr. Johnson was General Counsel of Citi Property Investors, the global real estate investment management arm of Citigroup, where he was a Managing Director responsible for virtually all legal aspects of real estate investments throughout the United States, Europe and Asia in all property sectors. From 2003 to 2005,

Mr. Johnson was an Executive Director in the Law Department at Morgan Stanley Real Estate, the investment firm’s real estate unit. From 1998 to 2003, Mr. Johnson served in various roles at Lend Lease Real Estate, part of a publicly-traded property group specializing in project management and construction, real estate investment and development, most recently as General Counsel. Prior to joining Lend Lease Real Estate, Mr. Johnson was an attorney with the law firm of Paul Hastings LLP in Washington, D.C. Mr. Johnson graduated from Princeton University with a Bachelor of Arts degree from the Woodrow Wilson School of Public & International Affairs and from the University of Virginia School of Law with a Juris Doctorate.

Vito Messina—52—has been our Senior Vice President, Asset Management since 2014. Mr. Messina joined our management company in July 2002 as Vice President of Controlling and assumed responsibility for accounting, property financing, financial accounting and financial reporting for its portfolio of properties. In July 2013 he was promoted to Senior Vice President, Asset Management where he has been responsible for overseeing the asset management function for our management company’s property portfolio. Previously, since 1994, Mr. Messina was Assistant Corporate Controller and later Vice President and Corporate Operations Controller at Devon Properties, Inc., an apartment and commercial property management services company. From 1986 to 1994, Mr. Messina provided audit and consulting services at Deloitte & Touche LLP to real estate clients. Mr. Messina graduated from Queens College of the City University of New York with a Bachelor of Arts degree in Accounting. Mr. Messina is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Wilbur Paes—37—has been our Senior Vice President, Chief Accounting Officer since 2014. Mr. Paes joined our management company in August 2014 and is responsible for all accounting and financial reporting matters. Prior to joining our management company, Mr. Paes spent over 11 years at Vornado Realty Trust, a publicly traded REIT, where he held various positions in accounting and finance, most recently as Senior Vice President of SEC Reporting. Prior to that, Mr. Paes worked for the international public accounting firms of KPMG LLP and Arthur Andersen LLP, where he served some of the firms’ largest real estate clients. Mr. Paes graduated from Queens College of the City University of New York with a Bachelor of Arts degree in Accounting and Information Systems. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Director Independence

Our Board has determined that each of the following, constituting a majority of our Board, is an “independent director” as defined by the New York Stock Exchange, or NYSE, rules: Dan Emmett, Lizanne Galbreath, Peter Linneman, and David O’Connor. Our independent directors will meet regularly in executive sessions without the presence of our officers and non-independent directors.

Lead Independent Director

To facilitate the role of the independent directors, the Board has determined that it is appropriate for the independent directors to appoint one independent director to serve as Lead Independent Director. The Lead Independent Director is currently Peter Linneman. See “Corporate Governance Matters—Board Leadership Structure.”

The Board and its Committees

Our initial public offering was completed on November 24, 2014, at which time the Board was expanded to seven members and the committee members were appointed.

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees are composed exclusively of independent directors, in accordance with the NYSE listing standards. The principal functions of each committee are briefly described below. The current charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our website at www.paramount-group.com under the “Investors—Corporate Governance” section. Further, we will provide a copy of these charters free of charge to each stockholder upon written request. Requests for copies should be addressed to Gage Johnson, Senior Vice President, General Counsel and Secretary, at Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019. From time to time, the Board also may create additional committees for such purposes as the Board may determine. The Board, the Nominating and Corporate Governance Committee and the Compensation Committee did not hold any meetings in 2014 following the completion of our initial public offering. The Audit Committee met one time during 2014 and all three directors who serve on the Audit Committee attended the meeting.

Audit Committee. Our Audit Committee consists of Dan Emmett (chair), Peter Linneman and Lizanne Galbreath each of whom is an independent director. The Board has determined that Dr. Linneman qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards and that each of the Audit Committee members is “financially literate” as that term is defined by the NYSE corporate governance listing standards. The Board has also determined that Dr. Linneman’s simultaneous service on the audit committees of four other public companies would not impair his ability to serve on our Audit Committee. We have adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including oversight related to:

•	our accounting and financial reporting processes;

•	the integrity of our consolidated financial statements;

•	our systems of disclosure controls and procedures and internal control over financial reporting;

•	our compliance with financial, legal and regulatory requirements;

•	the performance of our internal audit function; and

•	our overall risk assessment and management.

The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee Report required by SEC regulations to be included in this proxy statement. Additional information regarding the functions performed by our Audit Committee is set forth in the Audit Committee Report.

Compensation Committee. Our Compensation Committee consists of Lizanne Galbreath (chair), David O’Connor and Dan Emmett, each of whom is an independent director. We have adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:

•

reviewing and approving the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of other senior officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation and equity-based plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of Peter Linneman (chair), David O’Connor and Dan Emmett, each of whom is an independent director. We have adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of the Nominating and Corporate Governance Committee, including:

•	identifying and recommending to the Board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;

•	developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

•	reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

•	recommending to the Board nominees for each committee of the Board;

•	annually facilitating the assessment of the Board’s performance, as required by applicable laws, regulations and the NYSE corporate governance listing standards; and

•	annually reviewing and making recommendations to the Board regarding revisions to the Corporate Governance Guidelines and the Code of Business Conduct and Ethics.

Director Compensation

The Board has established a compensation program for our non-employee directors. Under this program, we pay the following fees to our non-employee directors on a quarterly basis, in cash:

•	an annual retainer of $40,000;

•	an additional annual retainer of $50,000 to our lead director (currently Peter Linneman);

•	an additional annual retainer of $15,000 to each chair of a committee; and

•	an additional annual retainer of $5,000 to each member of a committee.

We will also reimburse each of our directors for his or her travel expenses incurred in connection with his or her attendance at full Board and committee meetings.

In order to encourage our non-employee directors to acquire a significant equity stake in us and to align our non-employee directors and stockholders, at each annual stockholder meeting we will grant each of our non-employee directors LTIP units or shares of restricted common stock under our 2014 Equity Incentive Plan with a value of $100,000 which will vest upon the earlier of the anniversary of the date of grant or the next annual stockholder meeting.

Directors of the Company who are also employees receive no additional compensation for their services as directors.

The following table sets forth information regarding the compensation paid to our non-employee directors during the fiscal year ended December 31, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Thomas Armbrust	$4,164	$100,000	$104,164
Dan Emmett.	6,767	90,000	96,767
Lizanne Galbreath	6,247	90,000	96,247
Peter Linneman	11,452	90,000	101,452
David O’Connor	5,206	90,000	95,206
Katharina Otto-Bernstein	4,164	90,000	94,164

(1)	Upon the completion of our initial public offering on November 24, 2014, we granted 5,714 LTIP units to each of Messrs. Emmett, Galbreath, Linneman, O’Connor and Bernstein, and 5,714 shares of restricted stock to Mr. Armbrust, under our 2014 Equity Incentive Plan. Such awards will vest if they remain on our Board until the 2015 annual stockholder meeting. Amounts shown reflect the aggregate grant date fair value of LTIP units or shares of restricted stock issued to each director as determined pursuant to Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 “Compensation—Stock Compensation,” or ASC Topic 718, disregarding the estimate of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed the accounting firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Stockholder ratification of the appointment of Deloitte & Touche LLP is not required by law, the NYSE or the Company’s organizational documents. However, as a matter of good corporate governance, the Board has elected to submit the appointment of Deloitte & Touche LLP to the stockholders for ratification at the 2015 annual meeting. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm. Deloitte & Touche LLP has served as our independent registered public accounting firm since our formation in 2014 and is considered by our management to be well-qualified. Deloitte & Touche LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of our subsidiaries in any capacity.

A representative of Deloitte & Touche LLP will be present at the annual meeting, will be given the opportunity to make a statement at the annual meeting if he or she so desires and will be available to respond to appropriate questions.

A majority of all of the votes cast at the annual meeting at which a quorum is present is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will have no effect on this proposal.

Fee Disclosure

The following is a summary of the fees billed by Deloitte & Touche LLP for professional services rendered for us for the fiscal year ended December 31, 2014, our first year as a public company:

2014
Audit Fees	$750,000
Audit Related Fees	1,003,500
Tax Fees	—
All Other Fees	—

Total	$1,753,500

Audit Fees

“Audit Fees” include fees associated with professional services rendered for the audit of the financial statements and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements. For example, audit fees include fees for professional services rendered in connection with quarterly and annual reports, and the issuance of consents by Deloitte & Touche LLP to be named in our registration statements and to the use of their audit report in the registration statements.

Audit-Related Fees

“Audit-Related Fees” refers to fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

Tax Fees

“Tax Fees” refers to fees and related expenses for professional services for tax compliance, tax advice and tax planning.

All Other Fees

“All Other Fees” refers to fees and related expenses for products and services other than services described above.

Our Audit Committee considers whether the provision by Deloitte & Touche LLP of any services that would be required to be described under “All Other Fees” would be compatible with maintaining Deloitte & Touche LLP’s independence from both management and the Company.

Pre-Approval Policies and Procedures of our Audit Committee

Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if: (i) the aggregate amount of all such non-audit services constitutes not more than five percent of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (ii) we did not recognize such services at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to our Audit Committee’s or any of its members’ attention and approved by our Audit Committee or any of its members who has authority to give such approval prior to the completion of the audit. None of the fees reflected above were incurred as a result of non-audit services provided by our independent registered public accounting firm pursuant to this de minimis exception. Our Audit Committee may delegate to one or more of its members who is an independent director the authority to grant pre-approvals.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Act, or the Securities Exchange Act of 1934, as amended, or the Exchange Act, that might incorporate this proxy statement or future filing with the SEC, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The undersigned members of the Audit Committee of the Board of Directors of Paramount Group, Inc. submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2014 as follows:

1.	the Audit Committee has reviewed and discussed with management the audited financial statements of Paramount Group, Inc. for the fiscal year ended December 31, 2014;

2.	the Audit Committee has discussed with representatives of Deloitte & Touche LLP the matters required to be discussed with them by Auditing Standard No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board; and

3.	the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

Submitted by our Audit Committee

Dan Emmett (Chairman)

Peter Linneman

Lizanne Galbreath

CORPORATE GOVERNANCE MATTERS

We are committed to operating our business under strong and accountable corporate governance practices. You are encouraged to visit the “Investors—Corporate Governance” section of our website at www.paramount-group.com to view or to obtain copies of our committee charters, Code of Business Conduct and Ethics, Corporate Governance Guidelines and stockholder communication policy. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You also may obtain, free of charge, a copy of the respective charters of our committees, Code of Business Conduct and Ethics, Corporate Governance Guidelines and stockholder communication policy by directing your request in writing to Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019, Attention: Investor Relations. Additional information relating to the corporate governance of the Company also is included in other sections of this proxy statement.

Corporate Governance Profile

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•	our Board is not staggered, meaning that each of our directors is subject to re-election annually;

•	we provide for majority voting in uncontested director elections;

•	a majority of our directors are independent for purposes of the NYSE’s corporate governance listing standards and Rule 10A-3 under the Exchange Act;

•	at least one of our directors qualifies as an “audit committee financial expert” as defined by the SEC;

•	we have opted out of the business combination and control share acquisition provisions of the Maryland General Corporation Law and we may not opt in without stockholder approval;

•

we do not have a shareholder rights plan and, in the future, we do not intend to adopt a shareholder rights plan unless our stockholders approve in advance the adoption of a plan or, if adopted by our Board, we then submit the shareholder rights plan to our stockholders for a ratification vote within 12 months of adoption or the plan will terminate; and

•

we have entered into a stockholders agreement, which is described in more detail under “Certain Relationship and Related Party Transactions—Stockholders Agreement,” pursuant to which Maren Otto, Katharina Otto-Bernstein and Alexander Otto have specified director nomination rights.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which the Board carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are director qualification standards, director responsibilities, Board structure, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board and committees, related person transaction approval and disclosure policy, and stockholder rights plan. Our Nominating and Corporate Governance Committee is responsible for, among other things, assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to the Board.

Director Independence

Our Corporate Governance Guidelines provide that a majority of our directors serving on the Board and all directors serving on the Board committees must be independent as required by the listing standards of the NYSE and the applicable rules promulgated by the SEC. In addition, the Company has adopted additional director independence standards for the Board to consider in making its determinations with respect to the independence of directors. The Board has determined affirmatively, based upon its review of all relevant facts and circumstances and after considering all applicable relationships of which the Board had knowledge, between or among the directors and the Company or our management (some of such relationships are described in the section of this proxy statement entitled “Certain Relationships and Related Party Transactions”), that each of the following directors and director nominees has no direct or indirect material relationship with us and is independent under the listing standards of the NYSE: Dan Emmett, Lizanne Galbreath, Peter Linneman, and David O’Connor.

Code of Business Conduct and Ethics

Our Board has established a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for our directors or officers may be made only by our Board or our Nominating and Corporate Governance Committee and will be promptly disclosed as required by law or NYSE regulations.

Audit Committee Financial Expert

The Board has determined that Peter Linneman qualifies as an “audit committee financial expert,” as defined in Item 401(h) of SEC Regulation S-K.

Communications with the Board

We have a process by which stockholders and other interested parties may communicate with the non-employee directors, both individually and as a group, through the Board’s lead independent director. In cases where stockholders or other interested parties wish to communicate directly with non-employee directors, messages can be sent in writing or by email to: Peter Linneman, Lead Independent Director, Paramount Group, Inc., c/o Gage Johnson, Senior Vice President, General Counsel and Secretary, 1633 Broadway, Suite 1801, New York, New York 10019, Email: leaddirector@paramount-group.com. The Company’s General Counsel acts as agent for the Lead Independent Director in facilitating direct communications to the non-employee directors and forwards such communications to the Lead Independent Director. Any such communications may be made anonymously.

Audit Committee Complaint Procedures

Our Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of the Company, you may do so in writing to the Chairperson of our Audit Committee, c/o Legal Department, Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019, or in writing to our Compliance Officer, in either case by facsimile to (212) 237-3197. Any such communications may be made anonymously.

Director Attendance at Annual Meetings

We encourage each member of the Board to attend each annual meeting of stockholders.

Identification of Director Candidates

Our Nominating and Corporate Governance Committee assists the Board in identifying and reviewing director candidates to determine whether they qualify for membership on the Board and recommends director nominees to the Board to be considered for election at our annual meeting of stockholders. Our Nominating and Corporate Governance Committee has adopted a written policy on the criteria and process of identifying and reviewing director candidates.

At a minimum, the Nominating and Corporate Governance Committee must be satisfied that each director candidate (i) has experience at a strategic or policymaking level in a business, legal, accounting, government, non-profit or academic organization of high standing, (ii) is highly accomplished in his or her respective field, (iii) is well regarded in the community and shall have a reputation for the highest ethical and moral standards and (iv) has sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve.

In addition to the minimum qualifications for each nominee set forth above, the Nominating and Corporate Governance Committee must recommend that the Board select persons for nomination to help ensure that (i) a majority of the Board will be “independent” in accordance with the standards established pursuant to Section 303A of the NYSE Listed Company Manual, (ii) each of its Audit, Compensation and Nominating and Corporate Governance Committees will be comprised entirely of independent directors, and (iii) at least one member of the Audit Committee will have accounting or related financial management expertise.

Finally, in addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board, the Nominating and Corporate Governance Committee may, but is not required to, consider (i) whether the nominee has direct experience in the real estate industry, particularly in the office real estate industry, or in the markets in which the Company operates, and (ii) whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

Our Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. Our Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board. Any recommendations by stockholders are to follow the procedures outlined under “Stockholder Proposals” in this proxy statement and should provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications and the candidate’s written consent to being considered as a director nominee. No director candidates were recommended by our stockholders for election at the 2015 annual meeting.

Executive Sessions of Non-Management Directors

Our Corporate Governance Guidelines require the non-management directors serving on the Board to meet at regularly scheduled executive sessions without management participation and to hold an executive session at least once each year with only independent directors present. In accordance with such requirement, our non-management directors and/or our independent directors meet in executive sessions from time to time on such a basis. The executive sessions are chaired by our Lead Independent Director.

Annual Elections; Majority Voting

Each of our directors will be elected by our stockholders to serve until our next annual meeting of stockholders and until his or her successor is duly elected and qualified. Our bylaws provide for majority voting in uncontested director elections. Pursuant to our bylaws, in a contested election, directors are elected by a plurality of all of the votes cast in the election of directors, and in an uncontested election, a director is elected if he or she receives more votes for his or her election than votes against his or her election. Under our Corporate Governance Guidelines, any director who fails to be elected by a majority vote in an uncontested election is required to tender his or her resignation to our Board, subject to acceptance. Our Nominating and Corporate Governance Committee will make a recommendation to our Board on whether to accept or reject the resignation, or whether other action should be taken. Our Board will then act on our Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualifies. The director who tenders his or her resignation will not participate in our Board’s decision.

Board Leadership Structure

As noted above, our Board currently is comprised of four independent and three non-independent directors. Albert Behler, our Chief Executive Officer and President, serves as Chairman of the Board. Our Board of Directors believes that the Company and our stockholders are best served by having Mr. Behler serve as Chairman and Chief Executive Officer.

Mr. Behler’s over 23 years of experience leading the Company and its predecessor and significant ownership interest in the Company uniquely qualify him to serve as both Chairman and Chief Executive Officer. In addition, our Board of Directors believes that Mr. Behler’s combined role as an executive officer and the Chairman of our Board of Directors promotes unified leadership and direction for our Board and executive management, and it allows for a single, clear focus for the chain of command to execute our strategic initiatives and business plans.

The Board has appointed Peter Linneman, one of the independent directors, as Lead Independent Director. We believe that the number of independent, experienced directors that make up our Board, along with the independent oversight of our Lead Independent Director, benefits the Company and its stockholders.

We recognize that different board leadership structures may be appropriate for companies in different situations, and that no one structure is suitable for all companies. Our current Board leadership structure is optimal for us because it demonstrates to our employees and other stakeholders that the Company is under strong leadership. In our judgment, the Company, like many companies, has been well-served by this leadership structure.

The Lead Independent Director has the following responsibilities:

•	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of independent directors;

•	serving as liaison between the Chairman and the independent directors;

•	approving information sent to our Board;

•	approving Board meeting agendas;

•	approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items; and

•	if requested by major stockholders, ensuring that he or she is available for consultation and direct communication.

Our Lead Independent Director also has the authority to call meetings of the independent directors.

We believe that the Lead Independent Director is an integral part of the Board’s structure that promotes strong, independent oversight of our management and affairs.

Anti-Hedging and Anti-Pledging Policy

None of our executives have engaged in any hedging transactions with respect to our stock and none of our executives have engaged in any pledging transactions with respect to our stock except as noted in “Security Ownership of Certain Beneficial Owners and Management.” Under our policies no executive or director may buy or sell puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities or engage in any other hedging transaction with respect to the Company’s securities, at any time unless such transaction has been approved by the Nominating and Corporate Governance Committee.

We also have an anti-pledging policy whereby, no executive or director may pledge Company securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the Nominating and Corporate Governance Committee.

Risk Oversight

Our Board is responsible for overseeing the Company’s risk management process. The Board focuses on the Company’s general risk management strategy and the most significant risks facing the Company, and ensures that appropriate risk mitigation strategies are implemented by management. The Board also is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

The Board has delegated to the Audit Committee oversight of the Company’s risk management process. Among its duties, the Audit Committee reviews with management (a) the Company policies with respect to risk assessment and management of risks that may be material to the Company, (b) the Company’s system of internal controls over financial reporting and (c) the Company’s compliance with legal and regulatory requirements. Our other Board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

In addition, our Compensation Committee considers the risks to the Company’s stockholders and to achievement of our goals that may be inherent in the Company’s compensation program.

The Company’s management is responsible for day-to-day risk management, including the primary monitoring and testing function for company-wide policies and procedures, and management of the day-to-day oversight of the risk management strategy for the ongoing business of the Company. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

EXECUTIVE COMPENSATION

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups (JOBS) Act. As such, we are permitted to meet the disclosure requirements of Item 402 of Regulation S-K by providing the reduced disclosures required of a smaller reporting company.

Summary Compensation Table

The following table sets forth information regarding the compensation paid to our Chief Executive Officer and each of our two other most highly compensated executive officers during the fiscal year ended December 31, 2014, or collectively, the “named executive officers.”

Name And Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Albert Behler	2014	$114,521	$426,293	$48,450,005	$1,695,000	$2,178	$50,687,997
Chairman, Chief Executive Officer and President

David Spence	2014	62,466	117,069	4,750,012	339,000	1,962	5,270,509
Former Executive Vice President, Chief Financial Officer and Treasurer(5)

Jolanta Bott	2014	49,452	89,137	3,704,998	339,000	2,322	4,184,909
Executive Vice President, Operations and Human Resources

(1)	Represents actual base salary paid for 2014 commencing with the completion of our initial public offering on November 24, 2014.
(2)	Represents 25% of the bonus for 2014 paid by us. Our predecessor company paid 75% of the bonus for 2014. Amounts include deferred bonuses awarded under our deferred compensation plan of $113,793, $62,069 and $49,137, for Messrs. Behler and Spence and Ms. Bott, respectively.
(3)	Reflects the aggregate grant date fair value of stock awards and option awards granted in 2014, calculated in accordance with ASC Topic 718, disregarding the estimate for forfeitures. The assumptions we used for calculating the grant date fair values are set forth in note 16 to our combined consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.
(4)	Represents the amounts we paid from November 24, 2014 through December 31, 2014 for life and disability insurance premiums of $356, $356 and $313, and matching 401(k) plan contributions of $1,822, $1,606 and $2,009, for Messrs. Behler and Spence and Ms. Bott, respectively. We have not included the value of perquisites and other personal benefits as the value of such compensation for the period from November 24, 2014 through December 31, 2014 is less than $10,000 for each named executive officer.
(5)	Mr. Spence departed the Company as Executive Vice President, Chief Financial Officer and Treasurer, effective March 25, 2015.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

In connection with our initial public offering, we entered into employment agreements with Messrs. Behler and Spence and Ms. Bott, effective as of the completion of the offering on November 24, 2014. The agreement with Mr. Behler has a term of three years, which began on the completion of our initial public offering, while the agreement with Ms. Bott has a term of two years, which also began on the completion of our initial public offering. The agreements with Mr. Behler and Ms. Bott automatically extends for an additional one-year term at the expiration of the initial term unless either party provides written notice of a non-renewal no later than 180 days prior to the expiration of the initial term. In connection with Mr. Spence’s departure as the Company’s

Executive Vice President, Chief Financial Officer and Treasurer, we entered into a Separation Agreement and Release, or the Separation Agreement, with Mr. Spence dated March 25, 2015, which is described in more detail below under “—Separation Agreement with David Spence.”

Under the terms of the agreements with Mr. Behler and Ms. Bott, they are entitled to receive an annual base salary of $1,100,000 and $475,000, respectively, subject to potential merit increases (but not decreases) each year. Each employment agreement also provides for fiscal year 2015 target bonuses in the amounts of $650,000 and $150,000 for Mr. Behler and Ms. Bott, respectively, and in each fiscal year thereafter, cash bonuses with a target amount of at least 150.0% and 100.0% of base salary for each of Mr. Behler and Ms. Bott, respectively. The amount of the actual cash bonuses will be made by our Compensation Committee, in its sole discretion, based on such factors relating to the performance of the executive or us as it deems relevant and may be more or less than the target amount. Each agreement also provides eligibility for vacation and for participation in various employee benefits such as health, dental, life and disability insurance, deferred compensation plan (with funding through a rabbi trust), 2014 Equity Incentive Plan, and Section 401(k) plan. The employment agreement for Mr. Behler also provides for reimbursement of club memberships up to $20,000 each year, minimum life insurance coverage of $5.0 million and long-term disability insurance coverage of at least 60.0% of the sum of Mr. Behler’s base salary and target bonus, in effect from time to time. The employment agreements for Ms. Bott provides for an annual car allowance of $9,600, free parking and reimbursement of her automobile insurance. Additionally, each of the employment agreements provides certain severance and change in control benefits which are described in more detail below under “—Severance and Change in Control Benefits.”

Under the terms of the employment agreement with Mr. Spence, he was entitled to receive an annual base salary of $600,000, subject to potential merit increases (but not decreases) each year. Mr. Spence’s agreement also provided for eligibility for vacation and for participation in various employee benefits. The employment agreement for Mr. Spence also provided for an annual car allowance of $9,600 and free parking. Additionally, Mr. Spence’s employment agreement provided certain severance and change in control benefits which are described in more detail below under “—Severance and Change in Control Benefits.”

IPO Grants under our Equity Incentive Plan

Upon completion of our initial public offering, we granted the following awards under our 2014 Equity Incentive Plan: Mr. Behler, 285,714 LTIP units and an option to acquire 500,000 shares of our common stock; Mr. Spence, 91,429 LTIP units and an option to acquire 100,000 shares of our common stock; and Ms. Bott, 80,000 LTIP units and an option to acquire 100,000 shares of our common stock.

These awards are intended to reward Messrs. Behler and Spence and Ms. Bott for their two-year effort to complete our initial public offering and to incentivize them to continue to work with us. All of these awards are subject to vesting based on continued employment. The LTIP unit awards are subject to vesting ratably over five years and the options are subject to vesting ratably over five years and have a ten-year term. The options have an exercise price per share equal to the public offering price per share in our initial public offering. Upon a change in control, the vesting of all of these equity awards will be accelerated. Pursuant to Mr. Spence’s Separation Agreement, effective 30 days after March 25, 2015, Mr. Spence’s currently outstanding unvested options and LTIP units shall immediately vest.

Founders’ Grants upon our IPO

Upon the completion of our initial public offering, we made the following one-time founders’ grants: Mr. Behler, 2,628,572 LTIP units; Mr. Spence, 194,286 LTIP units; and Ms. Bott, 142,857 LTIP units. These one-time grants were made in recognition of the services they have provided to us in connection with our initial public offering and to create alignment with our stockholders. These LTIP units were fully vested upon grant and were made outside of the 2014 Equity Incentive Plan, and did not reduce the reserved share equivalents available under such plan.

Other Elements of Compensation

Employee Benefits and Perquisites. Our full-time employees, including Mr. Behler and Ms. Bott, are eligible to participate in health and welfare benefit plans, such as medical, dental, life and long-term disability insurance. Pursuant to the terms of the employment agreements with Mr. Behler Ms. Bott, they are, or pursuant to the terms of Mr. Spence’s employment agreement, he was, also entitled to certain perquisites. See “—Employment Agreements.”

401(k) Plan. We have a 401(k) Savings/Retirement Plan that covers eligible employees, including Mr. Behler and Ms. Bott. Our 401(k) Plan permits eligible employees to contribute up to 25.0% of their pre-tax compensation and/or up to 25.0% of their after-tax compensation as a Roth contribution, subject to certain limitations imposed by the Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. Our 401(k) Plan includes a matching contribution, subject to Code limitations, equal to 100.0% of the first 6.0%, and 50.0% of the next 6.0% of the participant’s basic compensation.

Deferred Compensation Plan. In connection with our formation transactions, we assumed a deferred compensation plan that had been maintained by our predecessor in which Messrs. Behler and Spence and Ms. Bott had participated. Under this deferred compensation plan, deferred bonuses were awarded to participants and participants were permitted to defer a portion of their income on a pre-tax basis and receive a tax-deferred return on these deferrals based on the performance of specific investments selected by the participants. In connection with this plan, our predecessor set aside assets in a rabbi trust held by an independent trustee and the trustee is directed to make similar or identical investments as those selected by each participant in order to generally match its liabilities to the participants under the deferred compensation plan with equivalent assets and thereby limit market risk. We also acquired these investments from our predecessor in connection with our formation transactions. All amounts deferred under this deferred compensation plan will be paid to a participant upon his or her attainment of Social Security retirement age. For 2014, we awarded deferred bonuses under our deferred compensation plan of $113,793, $62,069 and $49,137, for Messrs. Behler and Spence and Ms. Bott, respectively. In the future, we may permit one or more of our executive officers to elect to defer a portion of their compensation pursuant to this deferred compensation plan or make additional awards to our executive officers of deferred compensation pursuant to this deferred compensation plan.

Outstanding Equity Awards at Fiscal Year-End 2014

The following table sets forth certain information with respect to all outstanding equity awards held by each named executive officer as of the fiscal year ended December 31, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexerciseable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Albert Behler	—	500,000	(1)	$17.50	11/17/2024	—		$—
	—	—		—	—	285,714	(2)	5,311,423

David Spence	—	100,000	(1)	17.50	11/17/2024	—		—
	—	—		—	—	91,429	(2)	1,699,665

Jolanta Bott	—	100,000	(1)	17.50	11/17/2024	—		—
	—	—		—	—	80,000	(2)	1,487,200

(1)	Reflects stock options granted to executive officers and employees under our 2014 Equity Incentive Plan in connection with our initial public offering, with 20.0% vesting on each of November 18, 2015, 2016, 2017, 2018 and 2019, subject to continued employment, and have a ten-year term.

(2)	Reflects LTIP units granted to executive officers and employees under our 2014 Equity Incentive Plan in connection with our initial public offering, with 20.0% vesting on each of November 24, 2015, 2016, 2017, 2018 and 2019, subject to continued employment.
(3)	Based on a price of $18.59 per unit, which was the closing price on the NYSE of one share of our common stock on December 31, 2014. Assumes that the value of LTIP units on a per unit basis is equal to the per share value of our common stock.

Severance and Change in Control Benefits

Pursuant to the terms of the employment agreements with Messrs. Behler and Spence and Ms. Bott, upon the termination of the executive’s employment by us without “cause” (as defined in the applicable employment agreement) or by the executive for “good reason” (as defined in the applicable employment agreement), subject to the executive signing a separation agreement and mutual release, the executive will be, or in the case of Mr. Spence, he was, entitled to the following severance payments and benefits:

•

a lump sum cash payment equal to the sum of the executive’s earned but unpaid base salary, earned but unpaid annual cash incentive bonus, unpaid expense reimbursement and accrued but unused vacation time to the date of termination;

•

a lump sum cash payment equal to a multiple of (x) the executive’s then-current annual base salary, plus (y) the average of the annual cash incentive bonuses earned by the executive with respect to the three most recent fiscal years ending on or before the date of termination (but not less than $1,250,000 for Mr. Behler); the multiple is two for Mr. Behler and one for Mr. Spence and Ms. Bott or, in the event such termination occurs in connection with or within two years after a change in control (as defined in the applicable employment agreement), three for Mr. Behler and two for Mr. Spence and Ms. Bott;

•	a prorated portion of the annual bonus for the year of termination, calculated based on the executive’s target bonus for such year;

•

a lump sum cash payment equal to a multiple of annual premium payable by us for the executive’s health and dental insurance; the multiple is two for Mr. Behler and one for Mr. Spence and Ms. Bott; or, in the event such termination occurs in connection with or within two years after a change in control, two for Mr. Behler and 1.5 for Mr. Spence and Ms. Bott; and

•

accelerated vesting of all equity grants subject to only time-based vesting based on continued employment, with the vesting of equity grants with performance vesting only accelerated to the extent provided by the applicable award agreement.

None of the employment agreements provide for any tax gross ups and, in the event the executive becomes subject to the Section 280G golden parachute excise tax under Section 4999 of the Code, the amounts payable as described above would be reduced to the level so that the excise tax will not apply, but only if such reduction would result in a greater after-tax amount to the executive. Each employment agreement provides that, upon a change in control, we will set aside funds in a rabbi trust in an amount sufficient to pay the severance payments due in the event of the termination of the executive in connection with or within two years after a change in control of our company either by us without “cause” or by the executive for “good reason,” provided that the executive will only be entitled to these funds in the event the executive’s employment is actually terminated in connection with or within two years after a change in control of our company either by us without “cause” or by the executive for “good reason.”

All of the cash severance payments described above are to be made as lump sum payments within 30 days after the date of termination of employment. However, to the extent necessary to avoid the imposition of an additional tax under Section 409A of the Code, severance pay and benefits will be delayed until six months and one day after termination during which time the payments will accrue interest at the short-term applicable federal rate.

Each employment agreement also provides that in the event the executive’s employment is terminated on account of his or her death or disability, the executive or his or her beneficiary in the case of death will receive the following payments:

•

a lump sum cash payment equal to the sum of the executive’s earned but unpaid base salary, earned but unpaid annual cash incentive bonus, unpaid expense reimbursement and accrued but unused vacation time to the date of termination;

•	a prorated portion of the annual bonus payable for the year of such termination, calculated based on actual achievement of applicable performance metrics for the applicable year; and

•

accelerated vesting of all equity grants subject to only time-based vesting based on continued employment, with the vesting of equity grants with performance vesting only accelerated to the extent provided by the applicable award agreement.

Under the employment agreement, each executive is subject to certain restrictive covenants, including non-competition and non-solicitation covenants during their employment with us and for six months after termination of employment.

Separation Agreement with David Spence

Pursuant to the Separation Agreement, as required by the terms of Mr. Spence’s employment agreement, Mr. Spence will receive a single lump sum payment in the amount of $1,381,461, less applicable tax-related deductions and withholdings. In addition, Mr. Spence’s outstanding unvested options and LTIP units will vest effective 30 days after March 25, 2015.

The Separation Agreement also provides that effective for the three-month period starting seven-days after March 25, 2015, Mr. Spence shall provide consulting services at reasonable times as requested by the Company’s Chairman, President and Chief Executive Officer. Subject to Mr. Spence’s continued availability to perform the consulting services and his use of commercially reasonable efforts to perform requested consulting services, the Company shall pay Mr. Spence $33,333 per month for the consulting period in consulting fees.

Pursuant to the terms of the employment agreement with Mr. Spence, Mr. Spence will remain subject to certain restrictive covenants, including non-competition and non-solicitation covenants, for six months after March 25, 2015.

Executive and Director Compensation Process

Our Compensation Committee is scheduled to meet several times during the current year in connection with the consideration and determination of executive compensation. As the timing of many compensation decisions follow a predictable annual schedule, regular meetings and general agenda topics are scheduled well in advance by our Compensation Committee. Special meetings are scheduled as needed by our Compensation Committee, and specific meeting agendas are prepared by the chair of our Compensation Committee and our Chief Executive Officer, although they reflect the direction of the full Compensation Committee. In certain circumstances, our Compensation Committee may also take actions by written consent to address compensation matters that have been previously discussed and/or are summarized by our Chief Executive Officer, a consultant engaged by our Compensation Committee or other advisor to us or our Compensation Committee.

Our Compensation Committee has the authority to determine all compensation payable to our executive officers. Additionally, our Compensation Committee engaged FTI Consulting, Inc., or FTI, to review our policies and procedures with respect to executive compensation and assist our Compensation Committee in implementing and maintaining compensation plans. The following is a non-exhaustive list of items that we expect our Compensation Committee will consider in formulating our compensation philosophy and applying that philosophy to the implementation of our overall compensation program for named executive officers and other employees going forward:

•	attraction and retention of talented and experienced executives in our industry;

•	motivation of our executives whose knowledge, skills and performance are critical to our success;

•

alignment of the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases; and

•	encouragement of our executives to achieve meaningful levels of ownership of our stock.

Our Board and Compensation Committee review our director compensation. Our Board has the authority to approve all compensation payable to our directors, although the Compensation Committee is responsible for making recommendations to our Board regarding this compensation.

Prior to the closing of our initial public offering in November 2014 and in connection with our formation transactions, the Board determined our executives’ salaries and equity awards for 2014 and the compensation of our directors for 2014. In connection with our initial public offering and our formation transactions, we retained FTI and FTI provided us with market-based compensation data and advised us on industry trends and best practices.

Compensation Committee Interlocks and Insider Participation

During 2014, the following directors, all of whom are independent directors, served on our Compensation Committee: Lizanne Galbreath, David O’Connor and Dan Emmett. None of our executive officers serve as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of shares of our common stock and units in our operating partnership as of February 1, 2015, with respect to:

•	each of our directors;

•	each of our named executive officers;

•	each person known by us to be the beneficial owner of 5% or more of the outstanding shares of our common stock or the outstanding shares of our common stock and units in our operating partnership; and

•	all of our directors and executive officers as a group.

Beneficial ownership of shares and units is determined under rules of the SEC and generally includes any shares or units, as applicable, over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock and units in our operating partnership shown as beneficially owned by them. Shares of our common stock and units in our operating partnership that a person has the right to acquire within 60 days of February 1, 2015 are deemed to be outstanding and beneficially owned by the person having the right to acquire such shares or units for purposes of the table below, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

As of February 1, 2015, there were 212,106,718 shares of our common stock outstanding and 51,543,993 units of our operating partnership outstanding, consisting of 46,601,137 common operating partnership units and 4,942,856 LTIP units.

Unless otherwise indicated, all shares and units are owned directly. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 1633 Broadway, Suite 1801, New York, NY 10019.

	Common Stock		Common Stock and Units
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of All Shares(1)	Number of Shares and Units Beneficially Owned	Percent of All Shares and Units(2)
5% Stockholders:
The Otto Family Group(3)	33,115,587	15.6%	33,121,301	12.6%
Alexander Otto(4)	14,145,495	6.7	14,145,495	5.4
Wellington Management Group LLP(5)	12,260,039	5.8	12,260,039	4.7
Katharina Otto-Bernstein(15)	11,831,489	5.6	11,837,203	4.5
CBRE Clarion Securities, LLC(6)	11,302,100	5.3	11,302,100	4.3

Executive Officers and Directors:
Albert Behler(7)	111,812	*	5,037,937	1.9
David Spence(8)	7,214	*	304,757	*
Jolanta Bott(9)	7,214	*	312,692	*
Thomas Armbrust(10)	134,285	*	134,285	*
Dan Emmett(11)	57,142	*	62,856	*
Lizanne Galbreath(12)	15,625	*	21,339	*
Peter Linneman(13)	30,000	*	43,232	*
David O’Connor(14)	14,285	*	19,999	*
Katharina Otto-Bernstein(15)	11,831,489	5.6	11,837,203	4.5
All directors and executive officers as a group (16 persons)	12,233,494	5.8	18,826,951	7.1

*	Represents less than 1.0%

(1)	Assumes 212,106,718 shares of common stock are outstanding, including 5,714 shares of restricted stock. Excludes (i) 1,500,000 shares underlying options granted to the Company’s executive officers and other employees prior to or concurrently with the completion of the initial public offering, (ii) shares available for future issuance under the Company’s 2014 Equity Incentive Plan and (iii) 51,543,993 shares of the Company’s common stock that may be issued, at the Company’s option, upon exchange of 46,601,137 common units in the operating partnership issued in the formation transactions and 4,942,856 common units in the operating partnership that, subject to the satisfaction of certain conditions, are issuable upon conversion of 4,942,856 LTIP units granted to the Company’s executive officers, non-employee directors and employees concurrently with the completion of the initial public offering.
(2)	Assumes 212,106,718 shares of common stock are outstanding, including 5,714 shares of restricted stock, and 51,543,993 operating partnership units of our operating partnership are outstanding, consisting of 46,601,137 common operating partnership units and 4,942,856 LTIP units. Excludes 1,500,000 shares underlying options granted to the Company’s executive officers and other employees prior to or concurrently with the completion of the initial public offering and shares available for future issuance under the Company’s 2014 Equity Incentive Plan.
(3)	Based on information provided on a Schedule 13D jointly filed with the SEC on December 4, 2014 by AROSA Vermögensverwaltungsgesellschaft m.b.H., a German limited liability company (“AROSA”), Alexander Otto, the sole shareholder of AROSA, Katharina Otto-Bernstein and Maren Otto. Represents the shares beneficially owned by Maren Otto and her two children, Alexander Otto and Katharina Otto-Bernstein. Maren Otto has sole voting and sole dispositive power over 7,138,603 of these shares of common stock. For the number of these shares beneficially owned by each of Alexander Otto and Katharina Otto-Bernstein refer to footnotes (4) and (16), respectively. The address for AROSA, Maren Otto and Katharina Otto-Bernstein is c/o CURA Vermögensverwaltung, G.m.b.H. & Co. KG, Werner-Otto-Straße 1-7, D-22179 Hamburg, Germany and the address for Alexander Otto is c/o ECE Projektmanagement G.m.b.H & Co. KG, Heegbarg 30, 22391 Hamburg, Germany.
(4)	Based on information provided on a Schedule 13D jointly filed with the SEC on December 4, 2014 by AROSA, Alexander Otto, Katharina Otto-Bernstein and Maren Otto. Includes 13,656,206 shares of common stock held directly by Alexander Otto and 489,289 shares of common stock held by AROSA, an entity wholly-owned by Alexander Otto. Alexander Otto has sole voting and sole dispositive power over each of these shares of common stock. The address for Alexander Otto is c/o ECE Projektmanagement G.m.b.H & Co. KG, Heegbarg 30, 22391 Hamburg, Germany and the address for AROSA is c/o CURA Vermögensverwaltung, G.m.b.H. & Co. KG, Werner-Otto-Straße 1-7, D-22179 Hamburg, Germany.
(5)	Based on information provided on a Schedule 13G filed with the SEC on February 12, 2015 by Wellington Management Group LLP. Wellington Management Group LLP reported shared voting power with respect to 8,596,460 shares and shared dispositive power with respect to 12,260,039 shares. The address for Wellington Management Group LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.
(6)	Based on information provided on a Schedule 13G filed with the SEC on February 13, 2015 by CBRE Clarion Securities, LLC. CBRE Clarion Securities, LLC reported sole voting power with respect to 6,322,700 shares and sole dispositive power with respect to 11,302,100 shares. The address for CBRE Clarion Securities, LLC is 201 King of Prussia Road, Suite 600, Radnor, Pennsylvania 19087.
(7)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 2,011,839 common units (of which 401,245 common units are held by entities that are wholly owned by Albert Behler) and 2,914,286 LTIP units (of which 285,714 LTIP units are subject to vesting). 111,812 of the shares of common stock and 592,480 of the common units are pledged as collateral in connection with notes granted to CNBB-RDF Holdings, LP, or CNBB-RDF Holdings, an entity controlled by members of the Otto family, relating to previously granted interests in our predecessor.
(8)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 11,828 common units and 285,715 LTIP units (of which 91,429 LTIP units are subject to vesting). 7,214 of the shares of common stock and 11,828 of the common units are pledged as collateral in connection with notes granted to CNBB-RDF Holdings relating to previously granted interests in our predecessor.

(9)	Includes, only under the “Number of Shares and Units Beneficially Owned” column, 82,621 common units and 222,857 LTIP units (of which 80,000 LTIP units are subject to vesting). 7,214 of the shares of common stock and 31,831 of the common units are pledged as collateral in connection with notes granted to CNBB-RDF Holdings relating to previously granted interests in our predecessor.
(10)	Includes 5,714 shares of restricted stock.
(11)	Includes 57,142 shares that Dan Emmett purchased in connection with our initial public offering. Includes, only under the “Number of Shares and Units Beneficially Owned” column, 5,714 LTIP units which are subject to vesting.
(12)	Includes 15,625 shares that Lizanne Galbreath purchased in connection with our initial public offering. Includes, only under the “Number of Shares and Units Beneficially Owned” column, 5,714 LTIP units which are subject to vesting.
(13)	Includes 30,000 shares that Peter Linneman purchased in connection with our initial public offering. Includes, only under the “Number of Shares and Units Beneficially Owned” column, 5,714 LTIP units which are subject to vesting and 7,518 common units held jointly by Peter Linneman and his spouse, with respect to which Dr. Linneman has shared voting and dispositive power.
(14)	Includes 14,285 shares that David O’Connor purchased in connection with our initial public offering. Includes, only under the “Number of Shares and Units Beneficially Owned” column, 5,714 LTIP units which are subject to vesting.
(15)	Based on information provided on a Schedule 13D jointly filed with the SEC on December 4, 2014 by AROSA, Alexander Otto, Katharina Otto-Bernstein and Maren Otto. Katharina Otto-Bernstein will have sole voting and sole dispositive power over each of these shares of common stock. Includes, only under the “Number of Shares and Units Beneficially Owned” column, 5,714 LTIP units which are subject to vesting. The address for Katharina Otto-Bernstein is c/o CURA Vermögensverwaltung, G.m.b.H. & Co. KG, Werner-Otto-Straße 1-7, D-22179 Hamburg, Germany.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports and any amendments thereto furnished to us during or with respect to our most recent fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were satisfied.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Formation Transactions

In connection with our initial public offering in November 2014, we acquired the ownership of our initial portfolio of properties by acquiring the entities that directly or indirectly own such properties or by acquiring interests in such entities through a series of merger transactions and contributions pursuant to merger agreements and contribution agreements with the entities which comprise our predecessor and private equity real estate funds controlled by our management company. We also acquired substantially all of the other assets of our predecessor, including our management company’s investment and property management business and real estate fund investments, and all of the general partner interests in our predecessor’s private equity real estate funds that continue holding assets following the formation transactions, which were held by our management company and members of our management, through these mergers and contributions.

Our predecessor and its owners, members of our management and the private equity real estate funds controlled by our management company that contributed assets to us in the formation transactions received as consideration for such mergers and contributions shares of our common stock, common units and cash. Of this aggregate consideration, members of the Otto family, who owned and controlled our predecessor prior to the completion of our formation transactions, received 39,099,442 shares of our common stock, including 14,145,495 shares received directly or indirectly by Alexander Otto, 10,688,632 shares received by Katharina Otto-Bernstein and 6,452,889 shares received by Maren Otto, and $28.0 million in cash. Certain entities controlled directly or indirectly by Wilhelm von Finck received 9,425,658 shares of our common stock in the formation transactions. The following table sets forth the consideration received by our executive officers and directors in the formation transactions in exchange for their interests in our predecessor:

Prior Investors	Relationship with Us	Number of Shares Received in Formation Transactions	Number of Common Units Received in Formation Transactions
Albert Behler	Executive Officer	111,812	2,011,839
David Spence	Former Executive Officer	7,214	11,828
Jolanta Bott	Executive Officer	7,214	82,621
Daniel Lauer	Executive Officer	7,214	61,060
Theodore Koltis	Executive Officer	—	3,335
Ralph DiRuggiero	Executive Officer	3,607	52,092
Gage Johnson	Executive Officer	—	2,501
Vito Messina	Executive Officer	3,607	52,092
Peter Linneman	Director	—	7,518
Katharina Otto-Bernstein	Director	10,688,632	—

Concurrent Private Placement

Concurrently with the completion of our initial public offering, certain members of the Otto family and their affiliates acquired $51.0 million of our common stock in a private placement at a price per share equal to the public offering price. As part of this private placement, Maren Otto and a trust for the benefit of certain descendants of the late Professor Dr. h.c. Werner Otto purchased $28.0 million in shares of our common stock, Katharina Otto-Bernstein purchased $20.0 million in shares of our common stock, Thomas Armbrust purchased $2.25 million in shares of our common stock and other affiliates of the Otto family purchased $0.75 million in shares of our common stock.

Partnership Agreement

In connection with the formation transactions, we entered into the partnership agreement for our operating partnership with those of our continuing investors that received common units in the formation transactions. As a result, such persons became limited partners of our operating partnership. Beginning on or after January 25, 2016, each limited partner of our operating partnership, other than us, will have the right to require our operating partnership to redeem part or all of its common units for cash, based upon the value of an equivalent number of shares of our common stock at the time of the election to redeem, or, at our election, shares of our common stock on a one-for-one basis; provided that each person or entity receiving common units in the formation transactions will be subject to indemnification obligations relating to New York real property transfer tax if such person or entity transfers more than 50.0% of the common units received in the formation transactions within two years after our initial public offering.

60 Wall Street Option Agreement

In connection with the formation transactions, we entered into an option agreement with each of Paramount Group Real Estate Fund II, L.P., or Fund II, and Paramount Group Real Estate Fund III, L.P., or Fund III, two private equity real estate funds that we control, pursuant to which we have the right to acquire their interests in a joint venture owning 60 Wall Street. We will have the right to acquire these interests at any time for up to two years after the completion of our initial public offering at a purchase price based on the fair market value of the property, subject to a minimum floor price, and the net value of the other assets and liabilities of the joint venture on the date on which the option is exercised. In order to determine the fair market value of the property, we will obtain three independent appraisals from nationally recognized valuation firms and the fair market value will be deemed to be the average of the two highest appraisals; provided that the fair market value will be subject to a minimum floor price equal to 95% of the appraised value of the property as of December 31, 2013. We have the right to acquire these interests for either cash or shares of our common stock, based on the then current market value. Our acquisition of these interests upon exercise of the option will be subject to Fund II and Fund III obtaining all applicable consents or waivers, including the consent or waiver of any lenders or tenants to the extent required. In addition, the purchase price will be increased to the extent we enter into any new lease or lease amendment at the property within 90 days after the closing that would have resulted in the fair market value of the property increasing by more than one percent if such lease or lease amendment had been in place as of the date of the appraisals used to determine the fair market value of the property. If we were to exercise the option, we have agreed to provide our joint venture partner with the right to “tag-along” and transfer its interests in the joint venture that owns 60 Wall Street at a purchase price based on the same valuation procedures pursuant to which we would acquire each of Fund II’s and Fund III’s interests.

Commercial National Bank Building Management Agreement

In connection with the formation transactions, we assumed certain management agreements of our predecessor pursuant to which we provide property management services for properties that were not contributed in connection with the formation transactions, including the Commercial National Bank Building, which is 100% indirectly owned by Maren Otto, Katharina Otto-Bernstein and Alexander Otto. Pursuant to the Commercial National Bank Building property management agreement, we receive (i) property management fees of 3.0% of the property’s annual gross revenue; (ii) construction service fees of 3.0% of certain costs, tenant improvements and tenant allowances; and (iii) disposition fees of 0.50% of the gross consideration paid in connection with a disposition of the property. During 2014, we received fees of $45,000 pursuant to this agreement. The agreement automatically renews for annual terms unless terminated by either party by giving three months written notice to the other before the end of any calendar year.

Note Payable

Prior to the completion of the formation transactions, in lieu of certain cash distributions, certain of the entities comprising our predecessor distributed a $24.5 million note, which is payable to CNBB-RDF Holdings, LP, which is an entity owned by Maren Otto, Katharina Otto-Bernstein and Alexander Otto, and a $2.8 million note, which is payable to a different entity owned by members of the Otto family. The notes, which were distributed in lieu of certain cash distributions prior to the completion of the formation transactions, bear interest at a fixed rate of 0.50% and mature three years from the date of distribution.

1633 Broadway Lease

Our predecessor leased 3,330 square feet of space in 1633 Broadway to CNBB-RDF Holdings, LP, an entity owned by Maren Otto, Katharina Otto-Bernstein and Alexander Otto, at an annual base rent of $57.00 per square foot, with five months of free rent and no tenant improvement allowance. The term of the lease extends through 2019. We believe that the terms of this lease, at the time it was signed, were at least as favorable to us as the terms we could have obtained from a third party in an arm’s length transaction for the lease of this space.

Contracts with WvF Entities

Immediately after completion of our initial public offering, entities controlled directly or indirectly by Wilhelm von Finck, or WvF entities, held shares of our common stock representing in the aggregate approximately 5.1% of our shares of outstanding common stock. Additionally, Wilhelm von Finck or his designee will serve on our advisory board. WvF entities had or have interests in the following transactions we engaged in as part of the formation transactions or we engage in as part of ongoing contractual relationships.

Management Agreements

In connection with the formation transactions, we assumed certain management agreements of our predecessor pursuant to which we provide property management services for properties that we do not 100% own, including properties in which WvF entities retained an interest. The following table sets forth the properties in which WvF entities have an interest after the completion of the formation transactions and for which we continue to provide management services after completion of the formation transactions:

Property	WvF Entities Ownership Interest Post-Formation Transactions
712 Fifth Avenue	50.0%
718 Fifth Avenue	50.0
745 Fifth Avenue	99.0

Pursuant to these agreements, we receive (i) property management fees ranging between 1.0% and 3.2% on the property’s annual gross revenues; (ii) fees on capital expenditures and tenant improvement and tenant allowance costs of 5.0%; (iii) asset management fees of $100,000 per annum for 712 Fifth Avenue and 745 Fifth Avenue; (iv) leasing commissions on aggregate rent ranging between 1.0% and 4.0%; and (v) certain other fees and expenses, including construction and renovation fees. During 2014, we received fees of $460,000 pursuant to these agreements. The management agreements expire in 2024 with automatic one-year extensions and may be terminated by the applicable WvF entity without cause by providing 12 months’ prior written notice.

718 Fifth Avenue—Put Right

Prior to the formation transactions, our predecessor owned a 25.0% interest in 718 Fifth Avenue (based on its 50.0% interest in a joint venture that held a 50.0% tenancy-in-common interest in the property). Prior to the completion of the formation transactions, our predecessor sold its interest in 718 Fifth Avenue to its partner in the 718 Fifth Avenue joint venture, which is comprised of WvF entities and is also our partner in the joint venture that owns 712 Fifth Avenue, New York, New York. In connection with this sale, we granted our joint venture partner a put right, pursuant to which the 712 Fifth Avenue joint venture will be required to purchase the entire direct or indirect interests held by our joint venture partner or its affiliates in 718 Fifth Avenue at a purchase price equal to the fair market value of such interests. The put right may be exercised at any time after the four-year anniversary of the sale of our predecessor’s interest in 718 Fifth Avenue upon 12 months’ written notice with the actual purchase occurring no earlier than the five-year anniversary of the sale of our predecessor’s interest in 718 Fifth Avenue. If the put right is exercised and the 712 Fifth Avenue joint venture acquires the

50.0% tenancy-in-common interest in the property that will be held by our joint venture partner following the sale of our interest to our joint venture partner, we will own a 25.0% interest in 718 Fifth Avenue.

Concurrent Private Placement

Concurrently with the completion of our initial public offering, a WvF entity purchased $17.5 million of our common stock in a private placement at a price per share equal to the public offering price.

Registration Rights

We have entered into a registration rights agreement pursuant to which the members of the Otto family and certain affiliated entities that received shares of our common stock in the formation transactions and concurrent private placements will have the right to cause us to register with the SEC the resale of the shares of our common stock that they own from time to time, which are referred to as registrable securities, and facilitate the offering and sale of such registrable securities. An aggregate of 41,842,298 shares of our common stock to be acquired in the formation transactions and the concurrent private placements will initially be covered as registrable securities pursuant to this registration rights agreement.

Under this agreement, beginning 14 months after the closing date of our initial public offering, the parties to this agreement will have the right to demand that we register the resale and/or facilitate an underwritten offering of their registrable securities; provided that the demand relates to registrable securities having a market value of at least $40 million and that such parties may not make more than two such demands in any consecutive 12-month period. In addition, beginning 14 months after the closing date of this offering, upon the request of one or more parties owning at least 1.0% of our total outstanding common stock, we have agreed to file a shelf registration statement registering the offering and sale of such parties’ registrable securities on a delayed or continuous basis, or a resale shelf registration statement, and maintain the effectiveness of the resale shelf registration statement for as long as the securities registered thereunder continue to qualify as registrable securities. We do have the right under this agreement, subject to certain limitations, to delay any demand for an underwritten offering by the parties to this agreement in the event that we intend to effect our own underwritten offering and this agreement does not provide the parties with any piggyback registration rights. We will bear all expenses incident to registering the shares, except such expenses shall not include any transfer taxes, underwriting, brokerage or similar fees, discounts or commissions or out-of-pocket expenses incurred by the parties exercising their registration rights. The agreement also includes customary cross-indemnification provisions relating to liabilities under the applicable securities laws incurred in connection with the registration of any registrable securities. Any party to the agreement may transfer its rights to one or more members of the Otto family, any trust or family foundation established in favor of such individuals and entities owned and controlled by members of the Otto family. The agreement will terminate when the registrable securities all may be sold under Rule 144 within 90 days and constitute less than the lesser of 5.0% of our total outstanding shares of common stock or $40 million.

We have also entered into a registration rights agreement with the continuing investors receiving common units in the formation transactions pursuant to which they will have the right to cause us to register with the SEC the resale or primary issuance of the shares of our common stock that they may receive in exchange for such common units. This agreement will require us to file a registration statement with the SEC seeking to register all of such shares of our common stock no later than 14 months following the completion of our initial public offering and maintain its effectiveness, subject, in each case, to certain exceptions. We will bear all expenses incident to registering the shares, except such expenses shall not include any underwriting fees, discounts, commissions, taxes, legal fees or other expenses incurred by the persons exercising their registration rights. The agreement also includes customary cross-indemnification provisions relating to liabilities under the applicable securities laws incurred in connection with the registration of the resale of any shares of common stock pursuant to a registration statement filed pursuant to this agreement. Any party to the agreement may transfer its rights under this agreement to any other person who acquires common units of shares of common stock issued in exchange for common units from such party. The holders of all 46,810,117 common units issued in the formation transactions are parties to this registration rights agreement.

Stockholders Agreement

We have entered into a stockholders agreement with Maren Otto, Katharina Otto-Bernstein and Alexander Otto providing these members of the Otto family with the right, collectively, to designate up to three director nominees to our Board. The number of director nominees that these members of the Otto family will have the right to designate may be reduced in the future, as follows, based on reductions in the percentage of our total outstanding common stock owned by these individuals, their lineal descendants or entities they own or control collectively:

•

from and after the time that the shares of common stock owned by these individuals and entities has been 3.25% less of our total outstanding common stock than the initial Otto family ownership percentage following the closing of our initial public offering for a period of 12 consecutive months, the number of director nominees that these members of the Otto family will have the right to designate will be reduced to two;

•

from and after the time that the shares of common stock owned by these individuals and entities has been 6.50% less of our total outstanding common stock than the initial Otto family ownership percentage following the closing of our initial public offering for a period of 12 consecutive months, the number of director nominees that these members of the Otto family will have the right to designate will be reduced to one; and

•

from and after the time that the shares of common stock owned by these individuals and entities has been 9.75% less of our total outstanding common stock than the initial Otto family ownership percentage following the closing of our initial public offering for a period of 12 consecutive months, the rights to designate director nominees under the stockholders agreement will cease and the stockholders agreement will terminate.

The initial Otto family ownership percentage will be based on the shares of our common stock received in the formation transactions by Maren Otto, Katharina Otto-Bernstein, Alexander Otto, their lineal descendants and entities they own or control and does not include any shares purchased in the concurrent private placement or the initial public offering. The initial Otto family ownership percentage was 14.8%. The members of the Otto family who are parties to the stockholders agreement will not have the right to transfer or assign their rights under the stockholders agreement, other than transfers to their lineal descendants or entities they own or control, without the consent of a majority of the directors not affiliated with the Otto family.

Ownership Limit Waivers

Our charter prohibits any person or entity from actually or constructively owning shares in excess of 6.50% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or 6.50% in value of the aggregate of the outstanding shares of all classes and series of our stock. In connection with the formation transactions and the concurrent private placements, we granted waivers from the ownership limit contained in our charter to the lineal descendants of Professor Dr. h.c. Werner Otto, their spouses and controlled entities to own up to 22.0% shares of our outstanding common stock in the aggregate (which can be automatically increased to an amount greater than 22.0% to the extent that their aggregate ownership exceeds such percentage solely as a result of a repurchase by the company of its common stock). We do not expect that the issuance of these waivers will adversely affect our ability to qualify as a REIT.

Hamburg Trust Group

In the past, our predecessor has engaged a subsidiary of Hamburg Trust Grundvermögen und Anlage GmbH, or HTG, a licensed broker in Germany, to supervise selling efforts for our private equity real estate funds (or investments in feeder vehicles for these funds), as well as an ongoing engagement to distribute securitized notes of a feeder vehicle for Paramount Group Real Estate Fund VIII, LP, or Fund VIII, a private equity real estate fund that we control, to investors in Germany. Pursuant to this engagement, our predecessor agreed to pay HTG for the costs it incurred to sell investments in this feeder vehicle and other funds, which primarily consist of commissions paid to third party agents, and other incremental costs incurred by HTG as a result of the engagement, plus, in each case, a mark-up of 10%. HTG is 100% owned by Albert Behler, our Chairman, Chief Executive Officer and President. As a result of the formation transactions, we succeeded to the supervisory selling arrangement of our predecessor with HTG. We paid or accrued $840,000 for the fees and expense reimbursements due to HTG and its subsidiaries for the services it provided during 2014. We expect to make additional payments pursuant to this engagement in connection with the sales of investments in the feeder vehicle for Fund VIII. Any future engagement of HTG by us will be subject to the approval of a majority of disinterested directors.

Review and Approval of Future Transactions with Related Persons

Our Board has adopted a Related Person Transaction Approval and Disclosure Policy for the review, approval or ratification of any related person transaction. This policy provides that all related person transactions, other than a transaction for which an obligation to disclose under Item 404 of Regulation S-K (or any successor provision) arises solely from the fact that a beneficial owner, other than members of the Otto family, Wilhelm von Finck and entities controlled directly or indirectly by such individuals, of more than 5% of a class of our voting securities (or an immediate family member of any such beneficial owner) has an interest in the transaction, must be reviewed and approved by a majority of the disinterested directors on our Board in advance of us or any of our subsidiaries entering into the transaction; provided that, if we or any of our subsidiaries enter into a transaction without recognizing that such transaction constitutes a related person transaction, the approval requirement will be satisfied if such transaction is ratified by a majority of the disinterested directors on the Board promptly after we recognize that such transaction constituted a related person transaction. Disinterested directors are directors that do not have a personal financial interest in the transaction that is adverse to our financial interest or that of our stockholders. The term “related person transaction” refers to a transaction required to be disclosed by us pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC.

OTHER MATTERS

Solicitation of Proxies

We will pay the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies personally, by telephone, via the Internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a proxy statement to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary.

Stockholder Proposals

Stockholders who, in accordance with the Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2016 annual meeting must submit their proposals to our Corporate Secretary on or before December 9, 2015.

Apart from the SEC’s Rule 14a-8 that addresses the inclusion of stockholder proposals in our proxy materials, under our bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be timely submitted in writing to Gage Johnson, Secretary, at Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019. To be considered timely, we must receive the notice of your intention to introduce a nomination or proposed item of business at our annual meeting:

•	not earlier than the 150th day nor later than 5:00 p.m., New York time, on the 120th day prior to the first anniversary of the date of the notice for the preceding year’s annual meeting; or

•

not earlier than the 150th day prior to the date of the annual meeting and not later than 5:00 p.m., New York time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting.

Assuming that our 2016 annual meeting is not advanced or delayed by more than 30 days from the first anniversary of the date of the 2015 annual meeting, we must receive notice of your intention to introduce a nomination or other item of business at the 2016 annual meeting after November 9, 2015 and no later than 5:00 p.m., New York time, on December 9, 2015.

Attendance at the Meeting

All stockholders of record of shares of common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank or other nominee, you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. If you do not have proof of ownership, you may not be admitted to the annual meeting. Each stockholder and proxy may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions.

Householding of Proxy Materials

If you and other residents at your mailing address own shares of common stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one annual report, Proxy Notice, notice of annual meeting and/or proxy statement. This procedure, known as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of our annual report, Proxy Notice, notice of annual meeting and/or proxy statement to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our annual report, Proxy Notice, notice of annual meeting and/or proxy statement, you may be able to request householding by contacting your broker, bank or other nominee.

If you wish to request extra copies free of charge of our annual report or proxy statement, please send your request in writing to Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019, Attention: Investor Relations or by telephone at (212) 237-3100.

Other Matters

The Board does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

By Order of our Board of Directors

Gage Johnson
Senior Vice President, General Counsel and Secretary

New York, New York

April 8, 2015

PARAMOUNT GROUP, INC.

1633 BROADWAY, SUITE 1801

NEW YORK, NY 10019

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, on May 20, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, on May 20, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M82689-P60410 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 PARAMOUNT GROUP, INC.

The Board of Directors recommends you vote FOR all nominees listed:

1.	Election of Directors

	Nominees:	For	Against	Abstain

	1a. Albert Behler	☐	☐	☐

	1b. Thomas Armbrust	☐	☐	☐

	1c. Dan Emmett	☐	☐	☐

	1d. Lizanne Galbreath	☐	☐	☐

	1e. Peter Linneman	☐	☐	☐

	1f. David O’Connor	☐	☐	☐

	1g. Katharina Otto-Bernstein	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain

2. Ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐

NOTE: At the discretion of such proxies on such other matters as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Do not mail your proxy card if you vote by telephone or Internet.

M82690-P60410

PARAMOUNT GROUP, INC.

Annual Meeting of Stockholders

To be Held on May 21, 2015

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Albert Behler and Michael Walsh, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Paramount Group, Inc. held of record by the undersigned on March 23, 2015, at the Annual Meeting of Stockholders to be held at 12:00 p.m., Eastern Time on May 21, 2015, at the New York Hilton Midtown, 1335 Avenue of the Americas, New York, New York, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “For” all nominees for director and “For” the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Continued and to be signed on reverse side